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Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

Board of Directors
George Mason Mortgage, LLC

        We consent to the inclusion in the Registration Statement on Form S-1, Amendment No. 1, of Cardinal Financial Corporation of our report dated November 12, 2004 on the consolidated financial statements of George Mason Mortgage, LLC for the years ended December 31, 2003 and 2002.

        We also consent to the reference to our Firm as Experts in the Prospectus included in the Registration Statement.

/s/ McQuade Brennan, LLP

Washington, DC
May 2, 2005

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CONSENT OF INDEPENDENT AUDITORS